UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009 (February 19, 2009)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

On February 19, 2009, the Compensation Committee (“Compensation Committee”) of the Board of Directors of ICT Group, Inc. (the “Company”) approved certain compensation matters relating to the Company’s financial performance in 2008 and also approved certain elements of the Executive Compensation Plan for 2009:

1. Actions Relating to the Company’s Performance in 2008. The Compensation Committee determined that there should be no payment with respect to the achievement of individual performance objectives (MBOs) under the Quarterly Incentive Plan (QIP) for 2008 due to the Company’s failure to achieve any of the quarterly financial targets under the 2008 QIP. In addition, the Committee determined that the Company failed to achieve the threshold level of performance for 2008 with respect to the third performance year of the Long Term Incentive Plan (LTIP) for 2006, the second performance year of the LTIP for 2007 and the first performance year of the LTIP for 2008, resulting in no payments or awards with respect to those plans for 2008.

2. The QIP for 2009. The Compensation Committee approved quarterly corporate earnings before tax (EBT) targets as the quarterly financial objectives under the QIP for 2009. The Committee also determined that, consistent with prior years, one hundred percent of the QIP payment for the Chief Executive Officer would be based on achievement of these quarterly corporate EBT targets. For all other executives, two-thirds of the QIP payment would be based on achievement of these quarterly corporate EBT targets (or in the case of certain executives with business unit level responsibilities, a combination of these corporate EBT targets and business unit financial targets or in the case of certain sales executives a combination of these corporate EBT targets and sales targets) and one-third would be based upon achievement of MBOs approved and evaluated by the Compensation Committee twice per year. The Compensation Committee approved the MBOs for the first half of 2009 at this February meeting. The portion of each executive’s QIP payment that is based upon quarterly financial targets is allocated equally among the four quarters of the year. Payment for each quarter may range from 25% to 100% of the amount allocated to that quarter depending upon the financial target achieved above a minimum threshold. The Chief Executive Officer’s entire QIP payment will be made on or before March 15, 2009. Payment for the financial objectives of the other executives is made within 45 days of the close of each quarter. Payment for MBO achievement will be made on or before March 15, 2009. Unless the Compensation Committee determines that it is otherwise in the best interests of the Company to make payments with respect to MBO achievement, such payments are contingent upon earning at least one payment for quarterly financial objectives. All QIP payments will be made in cash. The Compensation Committee also approved the following target awards for the Company’s named executive officers, expressed as a percentage of their base salary at January 1, 2009:

John J. Brennan, Chairman, President and Chief Executive Officer	100%
John D. Campbell, Executive Vice President Global Sales	100%
Guy T. Gray, President & COO - International	75%
Timothy F. Kowalski, President & COO - Marketing & Technology Solutions	75%
John L. Magee, President & COO - North America	75%
Vincent A. Paccapaniccia, Executive Vice President Finance & Chief Financial Officer	75%

3. Long Term Compensation for 2009. The Compensation Committee approved the participants in, and structure of, long term compensation for 2009. Long term compensation will be comprised of two elements: (i) service-based awards payable in cash or shares of common stock at the discretion of the Compensation Committee and vesting in three equal annual installments commencing March 1, 2010 and (ii) performance-based awards for the three-year Performance Period beginning January 1, 2009 and ending December 31, 2011. The total long term compensation target award amount of 100% of January 1, 2009 base salary for the Chief Executive Officer and 75% of January 1, 2009 base salary for the other named executive officers is divided equally between the service–based and performance-based awards. If the Compensation Committee determines to pay the service-based award in shares of common stock at the time of vesting, the number of shares shall be determined by dividing the dollar amount of the installment by the price of a share of common stock on the vesting date. If the Compensation Committee determines to pay the service-based award in cash at the time of vesting, the dollar amount of the installment is subject to reduction if, and to the proportionate extent that, the price of the Company’s common stock has declined between the date of the grant and the date of vesting. For the performance–based awards, the Compensation Committee determined to use corporate EBT as the financial target and approved threshold, target and stretch levels of EBT for each year of the three year Performance Period. The target award amount for performance–based awards (50% of base salary for the CEO and 37.5% of base salary for the other named executive officers, respectively) is allocated equally over the three years of the Performance Period and participants are entitled to receive between 50%, 100% or 150% of the annual target amount for achievement of the threshold, target and stretch levels of EBT, respectively. The Committee may interpolate between these levels to determine the performance achieved and the award earned. There is no payment for EBT below the threshold level. Performance awards will be determined annually, as soon as practicable following the final determination of EBT for the year, and shall be based upon achieving the EBT levels for that year. The Committee expects to pay performance awards for each year of the Performance Period in restricted stock units (RSUs) payable in shares of common stock at vesting and vesting in accordance with the following schedule:

For 2009 EBT – in three equal, annual installments beginning on the award date in February 2010.

For 2010 EBT – in two equal, annual installments beginning on the award date in February 2011.

For 2011 EBT – in a single installment on the award date in February 2012.

The Compensation Committee retains the discretion to pay some or all of these annual awards in cash. The Compensation Committee also resolved that it intended all performance goals applicable to such grants be adjusted to reflect the effects of any change in the Company’s capitalization (such as an offering of stock, stock dividend, stock split or stock combination), any merger, consolidation or reorganization of the Company, any acquisition or divestiture by the Company, or any change in applicable accounting rules or principles, in each case, in a manner consistent with the financial accounting treatment of such event or transaction and to the fullest extent such adjustments are consistent with section 162(m) of the of the Internal Revenue Code.

Also on February 19, 2009, the Compensation Committee approved management’s proposal to reduce base salaries for senior management of the Company at the Vice President level and above by 10% and to eliminate employer contributions to the Company’s 401k, Nonqualified Deferred Compensation and Canadian Registered Retirement Savings Plans, in each case for the balance of 2009. With respect to the salary of the Chief Executive Officer, the Compensation Committee approved the CEO’s proposal to continue the temporary reduction in his annual base salary from $695,000 to $500,000 per annum for the balance of 2009. Any bonus payable to an executive under the QIP for each quarter of 2009 will be based on the salary earned by the executive during that quarter (reflecting the reduction in base salary), but target long term compensation awards for 2009 shall be based upon each executive’s original, unreduced base salary in effect January 1, 2009. With respect to the CEO’s base salary reduction, any reference in the CEO’s Employment Agreement to base salary or salary (for example, in Section 3 (Term), Section 6 (Severance) and Section 8 (Death)) shall be deemed to refer to the CEO’s original $695,000 salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: February 25, 2009

4